Exhibit N

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the reference to us under the heading “Experts” in this Pre-Effective Amendment No. 2 to the registration statement on Form N-2 of Salomon Brothers Variable Rate Strategic Fund Inc.

PricewaterhouseCoopers LLP

New York, NY

September 24, 2004